UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 3, 2014 (October 29, 2014)

KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On October 31, 2014 (the “Effective Date”), the previously announced spin-off of Kimball Electronics, Inc. (the “Company”) from Kimball International, Inc. was completed (the “Spin-Off”). On the Effective Date, the Company became an independent company that operates the electronic manufacturing services business previously owned by Kimball International, Inc. The Spin-Off was completed through the distribution to Kimball International, Inc.’s Share Owners of all the shares of common stock of the Company. In the distribution, Kimball International, Inc. distributed to its Share Owners three shares of the Company for every four shares of Kimball International, Inc.’s Class A or Class B common stock outstanding as of 5:00 p.m. New York time on October 22, 2014 (the “Record Date”).
On October 31, 2014, in connection with the implementation of the Spin-Off, the Company entered into certain agreements with Kimball International, Inc. to (i) effect its legal and structural separation; (ii) govern the relationship between the Company and Kimball International, Inc. up to and after completion of the Spin-Off; and (iii) allocate between the Company and Kimball International, Inc. various assets, liabilities and obligations, including, among other things, employee benefits, intellectual property, and tax-related assets and liabilities. The agreements entered into include:

•	Separation and Distribution Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement; and

•	Transition Services Agreement.
Separation and Distribution Agreement
The Company entered into a separation and distribution agreement with Kimball International, Inc. (the “Separation and Distribution Agreement”) pursuant to which the Company and Kimball International, Inc. will legally and structurally separate.
The Separation and Distribution Agreement, among other things, (i) provides for the transfer of assets and assumption of liabilities that are necessary to ensure that the Company retains the assets of, and the liabilities associated with, the electronic manufacturing services business and Kimball International, Inc. retains the assets of, and the liabilities associated with, the furniture business; (ii) governs the rights and obligations of the parties regarding the distribution; (iii) provides that following the Spin-Off the Company is responsible for obtaining and maintaining its own insurance coverage; and (iv) governs other matters, including, but not limited to, access and provision of records, intellectual property, confidentiality, treatment of outstanding guarantees and similar credit support, and dispute resolution procedures.
Tax Matters Agreement
The Company entered into a tax matters agreement with Kimball International, Inc. that will govern the Company’s and Kimball International, Inc.’s rights, responsibilities, and obligations after the Spin-Off with respect to tax liabilities and benefits, tax attributes, tax contests, and other tax matters regarding income taxes, other taxes, and related tax returns. The Company, as a former subsidiary of Kimball International, Inc., has, and will continue to have following the Spin-Off, joint and several liabilities with Kimball International, Inc. with the Internal Revenue Service and certain U.S. state tax authorities for U.S. federal income and state taxes for the taxable periods in which the Company was a part of Kimball International, Inc.’s consolidated group. The tax matters agreement specifies the portion of this liability for which the Company bears responsibility, and Kimball International, Inc. has agreed to indemnify the Company against any amounts for which the Company is not responsible.

Employee Matters Agreement
The Company entered into an employee matters agreement with Kimball International, Inc., which provides (i) that generally, each of Kimball International, Inc. and the Company has responsibility for its own employees and compensation plans, subject to certain exceptions; (ii) that following the Spin-Off, the Company's employees will generally participate in various retirement, welfare, and other employee benefit and compensation plans established and maintained by the Company; (iii) for the treatment of the Company’s outstanding equity awards in connection with the Spin-Off; (iv) for the assumption of certain employment related contracts that the Company’s employees originally entered into with Kimball International, Inc.; and (v) for the allocation of certain employee liabilities and the cooperation between the Company and Kimball International, Inc. in sharing employee information.
Transition Services Agreement
The Company entered into a transition services agreement with Kimball International, Inc. pursuant to which the Company and Kimball International, Inc. will provide each other specified services on a transitional basis to help ensure an orderly transition following the Spin-Off. These services include information technology, financial, telecommunications, benefits support services, and other specified services. The services will be provided at cost, and are planned to extend for a period of six to eighteen months in most circumstances.
The foregoing descriptions of these agreements are summaries of the material terms of these agreements; for complete text of these agreements, please see the agreements filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2 and 10.3, each of which is incorporated herein by reference.
Credit Agreement
In connection with the Spin-off, the Company (for purposes of this description, the “Borrower”) entered into a credit agreement dated as of October 31, 2014 and related collateral and guarantee documentation (collectively, the “Credit Agreement”) with JPMorgan Chase Bank, National Association, as administrative agent (for purposes of this description, the “Administrative Agent”), and other lenders party hereto. The Credit Agreement has a maturity date of October 31, 2019 and allows for up to $50 million in borrowings, with an option to increase the amount available for borrowing to $75 million at the Company's request, subject to participating banks’ consent.
The revolving credit loans under the Credit Agreement may consist of, at the Company’s election, advances in U.S. dollars or advances in any other currency that is agreed to by the lenders. The proceeds of the revolving credit loans are to be used for general corporate purposes of the Company including acquisitions. A portion of the credit facility, not to exceed $15 million of the principal amount, will be available for the issuance of letters of credit. A commitment fee on the unused portion of principal amount of the credit facility is payable at a rate that ranges from 20.0 to 25.0 basis points per annum as determined by the Company's ratio of consolidated total indebtedness to adjusted consolidated EBITDA.
The interest rate on borrowings is dependent on the type of borrowings and will be one of the following two options:

•
the London Interbank Offered Rate (“LIBOR”) in effect two business days prior to the advance (adjusted upwards to reflect bank reserve costs) for such interest period as defined in the agreement, plus the Eurocurrency Loans margin which can range from 125.0 to 175.0 basis points based on the Company’s ratio of consolidated total indebtedness to adjusted consolidated EBITDA; or

•	the Alternate Base Rate, which is defined as the highest of the fluctuating rate per annum equal to the higher of

a.	JPMorgan’s prime rate;

b.	1% per annum above the Adjusted LIBO rate (as defined in the Credit Agreement); or

c.	1/2% per annum above the Federal funds rate;
plus the ABR Loans spread which can range from 25.0 to 75.0 basis points based on the Company’s ratio of consolidated total indebtedness to adjusted consolidated EBITDA.
The Company’s financial covenants under the Credit Agreement require:

•
a ratio of consolidated total indebtedness minus unencumbered U.S. cash on hand in the U.S. in excess of $15 million to adjusted consolidated EBITDA, determined as of the end of each of its fiscal quarters for the then most recently ended four fiscal quarters, to not be greater than 3.0 to 1.0, and

•	a fixed charge coverage ratio, determined as of the end of each of its fiscal quarters for the then most recently ended four fiscal quarters, to not be less than 1.10 to 1.00.
The foregoing description of the Credit Agreement is only a summary of the Credit Agreement. For the complete text of the Credit Agreement, please see the agreement filed with this Current Report on Form 8-K as Exhibit 10.4, which is incorporated herein by reference.
Assignment and Amendment to Employee Agreements
In connection with the Spin-Off, the Company and Kimball International, Inc. entered into an Assignment and Amendment to Employee Agreement (each a “Assignment Agreement”) with each of Donald D. Charron and John H. Kahle (the “Executives”) on October 31, 2014, for the assignment of the employment agreements (collectively, the “Assigned Employment Agreements”) previously entered into between Kimball International, Inc. and each Executive, which are in substantially the same form. Under the Assignment Agreements, which are also in substantially the same form, Kimball International, Inc., assigns all its rights to the Company, and the Company accepts all such rights and assumes all the obligations of Kimball International, Inc., under the Assigned Employment Agreements. However, the Company is liable under the Assigned Employment Agreement only to the extent the liabilities accrue or arise on or after October 31, 2014.
Pursuant to the Assignment Agreements and the Assigned Employment Agreements, if the Executives’ employment is terminated by the Company without cause or by the Executive for good reason, the Company will provide compensation and benefits to the Executives as follows:

i.	base salary through the date of termination of employment;

ii.
any deferred and unpaid cash incentive amounts due for the immediately preceding fiscal year and a prorated amount of the target cash incentive for the cash incentive period in which the Executive’s last day of employment occurs;

iii.
(a) unless the Executive’s termination occurs during the one-year period before a change in control of the Company or during the two-year period following a change in control, severance pay equal to the sum of the Executive’s annual base salary at the highest rate in effect during the three years immediately preceding the last day of employment and the higher of either the Executive’s target cash incentive for the period in which the last day of employment occurs or the Executive’s average annual cash incentive award for the three annual cash incentive periods immediately preceding the last day of employment, plus a reimbursement payment of $50,000 (subject to cost-of-living adjustment) in lieu of continued welfare and fringe benefits, or (b) if the Executive’s termination occurs during the one-year period preceding a change in control or the two-year period following a change in control, severance pay equal to two times the amount determined in (iii)(a) above;

iv.	reimbursement for outplacement service costs up to $25,000;

v.	a payment in cash, shares or a combination thereof at the Company’s discretion, in each case equal to the intrinsic value at the termination date of all options and stock appreciation rights,

and the fair market value of restricted stock, deferred share units, performance shares, and performance units, all of which will become fully vested; and

vi.	payment of all SERP benefit amounts, which will become fully vested.
In addition, the Assigned Employment Agreements impose non-competition and non-solicitation obligations on the Executives during the term of their employment and for a period of 12 months following termination of employment for any reason.
The foregoing descriptions of the Assignment Agreements and the Assigned Employment are summaries of the material terms of these agreements. For complete text of these agreements, see the form agreements filed with this Current Report Form 8-K as Exhibit 10.5 and Exhibit 10.6, each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K related to the Credit Agreement, including the information set forth under the subheading “Credit Agreement,” is incorporated by reference in this Item 2.03.

Item 5.01 Changes in Control of Registrant
Kimball International, Inc. completed the Spin-Off by distributing ratably to its Share Owners three shares of the Company’s common stock for every four shares of Kimball International, Inc.’s Class A or Class B common stock held of record as of 5:00 pm, New York time, on October 22, 2014. Following the Spin-Off, Kimball International, Inc. no longer beneficially owns any shares of the Company’s common stock. The Company is an independent, publicly traded company. The description of the Spin-Off included under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Directors; Election of Directors
On October 31, 2014, the Board of Directors (the “Board”) of the Company appointed Christopher B. Curtis, Gregory J. Lampert, Colleen C. Repplier and Thomas J. Tischhauser to the Board, effective as of immediately prior to and contingent upon the completion of the Spin-Off.
On October 29, 2014, Mr. Douglas A. Habig, John H. Kahle, Robert F. Schneider and James C. Thyen, then directors of the Company, announced their resignation from the Board, effective as of immediately prior to and contingent upon completion of the Spin-Off.
The Company has two standing committees, the Audit Committee and the Compensation and Governance Committee. The members of the Board of Directors and its committees upon completion of the Spin-Off are listed in the table below:

Name	Audit	Compensation and Governance
Donald D. Charron *
Christopher B. Curtis		X
Gregory J. Lampert		X
Colleen C. Repplier	X
Geoffrey L. Stringer	X Chair
Thomas J. Tischhauser	X
Christine M. Vujovich		X Chair
*Mr. Charron serves as Chairman of the Board.
In consideration of the director’s service on the Board of Directors the Company has adopted a “Non-employee Compensation Policy.” Each Non-Employee Director of the Company shall receive directors’ fees in the amount of $75,000 which each Non-Employee Director may elect to receive in shares of common stock of the Company. The Audit Committee Chairman shall receive, in addition to any other directors’ fees outlined in the Non-Employee Compensation Policy applicable to the Audit Committee Chairman, a chairman fee of $10,000 per year. The Chairman of the Compensation and Governance Committee shall receive, in addition to any other directors’ fees outlined in the Non-Employee Compensation Policy applicable to the Chairman of the Compensation and Governance Committee, a chairman fee of $10,000 per year. All reasonable out-of-pocket expenses incurred in connection with Non-Employee Directors’ attendance at meetings of the Board and the committees thereof, as applicable, shall be reimbursed by the Company in compliance with the provisions of Internal Revenue Code Section 409A applicable to reimbursements.
The information set forth under Item 1.01 of this Current Report on Form 8-K related to the Assignment Agreements and Assigned Employee Agreements, including the information set forth under the subheading “Assignment and Amendment to Employee Agreements,” is incorporated by reference in this Item 5.02.

Item 8.01 Other Events
On October 31, 2014, Kimball International, Inc. issued a press release announcing the completion of the Spin-Off. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
2.1	Separation and Distribution Agreement by and between Kimball International, Inc. and Kimball Electronics, Inc.*
10.1	Tax Matters Agreement by and among Kimball International, Inc. and Kimball Electronics, Inc.
10.2	Employee Matters Agreement by and between Kimball International, Inc. and Kimball Electronics, Inc.
10.3	Transition Services Agreement by and between Kimball International, Inc. and Kimball Electronics, Inc.
10.4	Credit Agreement among Kimball Electronics, Inc., the Lenders Party hereto, and JPMorgan Chase Bank, National Association, as Administrative Agent
10.5	Form of Assignment and Amendment to Employment Agreement among Kimball Electronics, Inc., Kimball International, Inc. and Executive
10.6	Form of Employment Agreement between Kimball International, Inc. and Executive
99.1	Kimball International, Inc. Press Release, dated October 31, 2014
* The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ Michael K. Sergesketter
MICHAEL K. SERGESKETTER Vice President, Chief Financial Officer
Date: November 3, 2014

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Separation and Distribution Agreement by and between Kimball International, Inc. and Kimball Electronics, Inc.*
10.1	Tax Matters Agreement by and among Kimball International, Inc. and Kimball Electronics, Inc.
10.2	Employee Matters Agreement by and between Kimball International, Inc. and Kimball Electronics, Inc.
10.3	Transition Services Agreement by and between Kimball International, Inc. and Kimball Electronics, Inc.
10.4	Credit Agreement among Kimball Electronics, Inc., the Lenders Party hereto, and JPMorgan Chase Bank, National Association, as Administrative Agent
10.5	Form of Assignment and Amendment to Employment Agreement among Kimball Electronics, Inc., Kimball International, Inc. and Executive
10.6	Form of Employment Agreement between Kimball International, Inc. and Executive
99.1	Kimball International, Inc. Press Release, dated October 31, 2014
* The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.